                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

                                                                    State of
   Name                                                           Organization
   ----                                                           ------------
   Conrad Shipyard, L.L.C. (formerly named Conrad Shipyard,
    Inc.)........................................................  Louisiana
   Orange Shipbuilding Company, Inc. ............................  Texas